SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2018

OMNOVA SOLUTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25435 Harvard Road, Beachwood, Ohio		44122-6201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 682-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2018, the Compensation & Organization Committee (the "Committee") of the Board of Directors of OMNOVA Solutions Inc. (the “Company”) approved the OMNOVA Solutions Inc. Amended and Restated Corporate Officers' Severance Plan (the "Amended Plan"), which will become effective on April 1, 2018. The purpose of Amended Plan is to provide participants with the opportunity to receive severance benefits, consistent with current market practices, in the event of certain terminations of employment. The Amended Plan provides that:

•
in the event of his or her involuntary, not for cause, termination, a participant will receive a lump sum cash severance payment equal to one times the participant's salary and target annual incentive for the year of termination; continued health and welfare benefits for one year from the date of termination; and reimbursement for reasonable executive-level outplacement services; or

•
in the event of his or her involuntary, not for cause, termination within 24 months following a change in control of the Company, a participant will receive a lump sum cash severance payment equal to two times the participant's salary and target annual incentive for the year of termination; continued health and welfare benefits for two years from the date of termination; and reimbursement for reasonable executive-level outplacement services.

Payment of the foregoing severance benefits is conditioned upon the participant's execution of a severance agreement, which will include a release of claims in favor of the Company and customary non-solicitation, non-disparagement, confidentiality and cooperation provisions. Consistent with the Committee's stated policy, the Plan does not provide for the payment of a tax gross up to any participant.

Currently, Messrs. DeSantis, Moore, and Quinn, named executive officers of the Company, participate in the Plan. Mr. LeMay, also a named executive officer of the Company, is party to a severance agreement with the Company that specifies his benefits in the event of his involuntary, not for cause, termination within 24 months following change in control of the Company. However, Mr. LeMay is a participant in the Plan for all other purposes. Ms. Noonan, the Company's President and Chief Executive Officer, does not participate in the Plan, as such benefits are provided for her under her employment agreement with the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders
On March 23, 2018, OMNOVA Solutions Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders (the "Annual Meeting").

At the Annual Meeting, the Company's shareholders elected all three of the Company's nominees for terms to expire at the Company's 2021 annual meeting of shareholders, ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2018, and approved on an advisory basis the Company’s compensation program for its named executive officers.

The final voting results from the Annual Meeting are as follows:

Proposal 1—Election of directors

Nominee	For	Against	Abstain	Broker Non-Votes
Janet Plaut Giesselman	35,951,262	687,926	387,630	3,538,332
Anne P. Noonan	36,007,728	998,934	20,156	3,538,332
Larry B. Porcellato	35,810,613	1,183,534	32,671	3,538,332

Proposal 2 —Ratification of the appointment of Ernst & Young as the Company’s independent auditors for fiscal year 2018

For	Against	Abstain	Broker Non-Votes
39,479,447	1,042,057	43,646	—

Proposal 3—Advisory approval of the compensation program for the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
34,754,354	2,144,244	128,220	3,538,332

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2018

OMNOVA Solutions Inc.

	By:	/s/ Frank P. Esposito
	Name:	Frank P. Esposito
	Title:	Corporate Secretary & Investor Relations; Assistant General Counsel